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                                                                     EXHIBIT 5.1

                      [Letterhead of Dorsey & Whitney LLP]








Rochester Medical Corporation
One Rochester Medical Drive
Stewartville, Minnesota 55976

                  Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to Rochester Medical Corporation, a Minnesota corporation (the "Company"), and have advised the Company in connection with a registration statement on Form S-8 relating to the sale by the Company from time to time of up to 300,000 shares (the "Shares") of common stock, no par value per share, of the Company ("Common Stock") issuable under the Rochester Medical Corporation 1991 Stock Option Plan (the "Plan").

                  We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below.

                  In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

                  Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, and any relevant agreements thereunder, will be validly issued, fully paid and nonassessable.

                  Our opinions expressed above are limited to the laws of the State of Minnesota.

                  We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form S-8 of the Company relating to the Shares.


Dated:  January 14, 2003                       Very truly yours,

                                               /s/ Dorsey & Whitney LLP


JBA